                                                                   EXHIBIT 10.35

                          DOMAIN NAME LICENSE AGREEMENT

         This Domain Name License Agreement (the "Agreement") is entered into as of 27 November, 2003 between the following two parties in Shanghai.

THE LICENSOR:       SHANGHAI LINKTONE CONSULTING CO., LTD.
LEGAL ADDRESS:      F6, Ganglu Square , No.18, Xizang Road, Shanghai

THE LICENSEE:       SHANGHAI WEILAN COMPUTER CO., LTD.
LEGAL ADDRESS:      No.558, Luzhendizhi West Road, Jiading District, Shanghai

         WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Shanghai under the laws of the People's Republic of China (the"PRC", which has the right to licence the domain names linktone.com.cn, lt2000.com.cn, lt2000.net, "linktonenet".com (in Traditional Chinese characters), "linktonenet".com (in Simplified Chinese characters), "linktonenet".net (in Traditional Chinese characters), "linktonenet".net (in Simplified Chinese characters), "linktone". net (in Simplified Chinese characters) and "linktone".net (in Traditional Chinese characters),(the "Domain Names").

         WHEREAS, the Licensee, a company registered in Shanghai under the laws of the PRC, is licensed by Shanghai Municipal Telecommunication Management Bureau to carry on the business of the information provision service(not include the Internet Information Service and telephone information service);

         WHEREAS, the Licensor desires to license the Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee wishes to accept the license on the terms and conditions set forth herein;

         NOW THEREFORE, the parties agree as follows:

1.       GRANT OF LICENSE

         1.1      THE DOMAIN NAMES

         Upon the terms and conditions hereinafter set forth, the Licensor hereby grants a general license to the Licensee the Domain Names, and the Licensee hereby accepts the general license to use the Domain Names.

         1.2      SCOPE

         The use of the Domain Names granted by Licensor to Licensee extends only to the business operated by Licensee. The Licensee agrees that it will not make, or authorize any use, direct or indirect, of the Domain Names by any other means,

                                                                           10.35

         unless there are opposite stipulations in this Agreement.

2.       TERMS OF PAYMENT

         The Licensee agrees to pay the Licensor license fees and the specified amount of the license fees and the form of payment are set forth in Appendix 1.

3.       GOODWILL

         The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names therein and goodwill pertaining thereto shall be the sole and exclusive property of the Licensor, and that the Domain Names have a secondary meaning in the mind of the public.

4.       CONFIDENTIALITY

         4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting the licence of the Domain Names from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return Confidential Information to the Licensor or destroy it itself and delete Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent.

         4.2 Section 4.1 shall survive any amendment, expiration or termination of this Agreement.

5.       REPRESENTATIONS AND WARRANTIES

         5.1      The Licensor represents and warrants as follows:

                  5.1.1 the Licensor is a company duly registered and validly existing under the laws of the PRC;

                  5.1.2 the Licensor has the exclusive ownership of domain name linktone.com.cn, lt2000.com.cn, lt2000.net, (CHINESE NAME). Com((CHINESE NAME)), (CHINESE NAME). Com((CHINESE NAME)),(CHINESE NAME) (CHINESE NAME). net((CHINESE NAME)), CHINESE NAME. net((CHINESE
                           NAME)),(CHINESE NAME). net ((CHINESE NAME)) (CHINESE
                           NAME). net (CHINESE NAME), and has the right to licence the domain names linktone.com.cn, lt2000.com.cn, lt2000.net, (CHINESE NAME). Com((CHINESE NAME)), (CHINESE NAME). Com((CHINESE
                           NAME)), (CHINESE NAME). net(CHINESE NAME), (CHINESE
                           NAME). net((CHINESE NAME)), (CHINESE NAME). net ((CHINESE NAME)) (CHINESE NAME). net ((CHINESE
                           NAME)), to others;

                                                                           10.35

                  5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

         5.2      The Licensee represents and warrants as follows:

                  5.2.1 the Licensee is a company duly registered and validly existing under the laws of the PRC and is licensed by Shanghai Municipal Telecommunication Management Bureau to engage in the business of the information provision service(not include the Internet Information Service and telephone information service);

                  5.2.2 the Licensee, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any other third party and government to execute and perform this Agreement;

                  5.2.3 the Agreement will constitute a legal, valid and binding agreement of the Licensee will be enforceable against the Licensee in accordance with its terms upon its execution.

6.       THE LICENSOR'S TITLE AND PROTECTION OF THE LICENSOR'S RIGHTS

         6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, attack the title, right of licencing or any rights of the Licensor in and to the Domain Names or attack the validity of this license.

         6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Domain Names, and the Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

         6.3 The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damages such Domain Names or the reputation of the Licensor.

7.       QUALITY

         The Licensee shall use its reasonable best efforts to improve the quality of the net of

                                                                           10.35

         Domain Name, so to protect and enhance the reputation of the Domain Names.

8.       PROMOTION

         8.1 In all cases where the Licensee makes promotion material involving the net of Tom, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Name thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

         8.2 The Licensee agrees not to advertise or publicize any of the Domain Names on radio, television, papers, magazines, the Internet or otherwise without the prior written consent of the Licensor.

9.       COMPETITIVE WEB SITE

         In the event that any of the Domain Names contradict with any of the trademark or domain name used by any of the Licensor's parent company or affiliate of the Licensor's parent company at the present time or any time in the future, then the Licensor shall have the right to terminate the Agreement by a written notice to the Licensee 30 days before such termination.

10.      EFFECTIVE DATE AND TERM

         10.1 This Agreement has been duly executed by both parties' authorized representatives as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of the Domain Names (which ever is the shorter) unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

         10.2 This Agreement may be extended one year only if the Licensor gives the Licensee its written consent of the extension of this Agreement before the expiration of this Agreement. However, the Licensee has no right to confirm such extension.

11.      TERMINATION

         11.1     Termination on Expiration.

         This Agreement shall expire on the early date of the date due or the date when the Licensor's right to grant a license is terminated unless this Agreement is extended as

                                                                           10.35

         set forth above.

         11.2     Early Termination

         Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including without limitation Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

         During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination.

         11.3     Survival.

         Article 3, 4, 6 and 16 shall survive after the termination or expiration of this Agreement.

12.      EFFECT OF TERMINATION OR EXPIRATION

         Upon and after the expiration or termination of this license, all rights granted to the Licensee hereunder shall forthwith revert to the Licensor, who shall be free to license others to use the Domain Names and the Licensee will refrain from further use of the Domain Names or any, direct or indirect use.

13.      FORCE MAJEURE

         13.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

         13.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

                                                                           10.35

14.      NOTICES

         Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

         Party A:      SHANGHAI LINKTONE CONSULTING CO., LTD.
                       F6, Ganglu Square , No.18, Xizang Road, Shanghai

         Party B:      SHANGHAI WEILAN COMPUTER CO., LTD.
                       No.558, Luzhendizhi West Road, Jiading District, Shanghai

15.      NO ASSIGNMENT OR SUBLICENSE BY THE LICENSEE

         15.1 This Agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease, pledge, sublicense, or in any other way transfer the economic benefits of the license granted hereby or any portion of the rights included therein to any third party without the prior written consent of the Licensor.

         15.2 The Licensee hereby agrees that the Licensor shall be able to transfer all or any of its rights and obligation under this Agreement to any third party at its discretion, and such transfer shall only be subject to a written notice serviced to the Licensee by the Licensor, and no any further consent from the Licensee will be required.

16.      SETTLEMENT OF DISPUTES

         The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation within 30 days after one party ask for consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Shanghai. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

17.      APPLICABLE LAW

         The validity, interpretation and implementation of this Agreement shall be governed by the laws of PRC.

                                                                           10.35

18.      AMENDMENT AND SUPPLEMENT

         Any amendment and supplement of this Agreement shall come into force only after both parties sign a written agreement. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

19.      SEVERABILITY

         Any provision of this Agreement which is invalid or unenforceable because of violating the relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

20.      APPENDICES

         The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

21.      OTHERS

         This Agreement is executed by Chinese and English in duplicate, and in case of confliction, the Chinese version is prevail.

         IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

THE LICENSOR :    SHANGHAI LINKTONE CONSULTING CO., LTD.

Representative: /s/ Jun Wu

THE LICENSEE:     SHANGHAI WEILAN COMPUTER CO., LTD.

Representative: /s/Raymond Lei Yang

                                                                           10.35

                                   APPENDIX 1

         Licensee should pay for each the domain name RMB10,000 per year to Licensor as license fee. The Licensor has the sole right to determine whether or not to exempt the Licensee's obligation to pay License fee.